Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12670, 333-12672, 333-98425, 333-101452, 333-107975, 333-116596, 333-132251, 333-153436, 333-162489 and 333-210794 on Form S-8 of our report dated May 17, 2021, relating to the consolidated financial statements of O2Micro International Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

May 17, 2021